Exhibit 10.97

EXECUTION VERSION

AMENDMENT TO CREDIT AGREEMENT

This Amendment (“Amendment”), dated as of December 29, 2014, is entered into by and among (i) Clean Energy Tranche A LNG Plant, LLC (the “Tranche A Borrower”), (ii) Clean Energy Tranche B LNG Plant, LLC (the “Tranche B Borrower” and, together with the Tranche A Borrower, collectively the “Borrowers”), (iii) the financial institutions from time to time party to the Credit Agreement referred to below as Lenders (the “Lenders”) and (iv) General Electric Capital Corporation, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of November 7, 2012, by and among the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent now wish to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and obligations of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

AMENDMENT

1.                                      Amendments to Section 1.1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is amended as follows:

(a) The definition of “Construction Agreements” is deleted in its entirety and replaced with the following:

““Construction Agreements” shall mean, collectively, (i) any GE Equipment Supply Agreement and (ii) any other agreement to which any Finance Party or any Affiliate of any Finance Party is now or hereafter becomes a party providing for the design, development, construction, testing or start-up of the Projects.”

(b) The definition of “Contractors” is deleted in its entirety and replaced with the following:

““Contractors” shall mean, collectively, any GE Equipment Supplier and each other party to a Construction Agreement (other than a Borrower).”

(c) The definitions of “Facility A Date Certain” and “Facility B Date Certain” are amended by replacing “2016” in both such definitions with “2018”.

(d)  The definitions of “GE Contractor” and “GE EPC Contracts” are deleted in their entirety.

(e)  The following definitions are added in alphabetical order:

““GE Equipment Supplier” shall mean GE Oil & Gas, Inc. or any Affiliate thereof, in each case to the extent a party to a GE Equipment Supply Agreement.”

““GE Equipment Supply Agreement” shall mean any contract or agreement relating to the purchase, sale, supply, construction, testing, operation, servicing, maintenance, repair, financing or use of any equipment or products supplied, or other services rendered in relation thereto, to the Projects by GE Oil & Gas, Inc. or any Affiliate thereof.”

2.                                      Amendment to Section 2.13 of the Credit Agreement.  Section 2.13 of the Credit Agreement is amended by replacing “2014” in each of Section 2.13(c) of the Credit Agreement and Section 2.13(d) of the Credit Agreement with “2016”.

3.                                      Amendments to Section 3.2 of the Credit Agreement.  Section 3.2 of the Credit Agreement is amended as follows:

(a)  Section 3.2(j), clause (i) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(i) one or more GE Equipment Supply Agreements with minimum supply and down payment terms satisfactory to the Administrative Agent, one or more engineering, procurement and construction contracts, and such other Construction Agreements, in each case, as are determined by the Project Engineer and the Administrative Agent in their reasonable discretion to be necessary or desirable to complete the design, development, construction, testing and start-up of the applicable Project,”

(b)  Section 3.2(l) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(l)                               Equity.  The Administrative Agent shall have received either (i) the original Tranche A Equity Letters of Credit or the Tranche B Equity Letters of Credit, as applicable (as such terms are defined in the Equity Contribution Agreement) or (ii) satisfactory evidence that Equity Contributions have been deposited in the Tranche A Construction Account or the Tranche B Construction Account, as applicable, in an aggregate amount equal to one-third (1/3) of the Tranche A Construction Loan Commitments or the Tranche B Construction Loan Commitments, as applicable; provided, however, that for the purposes of this clause (ii), Equity Contributions for each Tranche shall include the allocable portion of all Project Costs directly paid by the Sponsor in connection with the Projects prior to the applicable Initial Funding Date (including without limitation any payments made by the Sponsor with respect to any letter of credit or the issuance thereof in connection with the Projects) to the extent the same have been approved by the Administrative Agent in its reasonable discretion.”

(c)  A new Section 3.2(o) is added to the Credit Agreement as follows:

“(o)                           Market Feasibility.  The Administrative Agent shall have received evidence, in form and substance satisfactory to each Lender in its sole discretion, demonstrating the economic and market feasibility of the applicable Project, which evidence may be in the form of a satisfactory market report from a consultant appointed by the Required Lenders and reasonably acceptable to such Borrower.”

4.                                      Amendments to Section 3.3 of the Credit Agreement. Section 3.3 of the Credit Agreement is amended by deleting Section 3.3(g) of the Credit Agreement in its entirety and replacing it with the following:

“(g)                            Construction Budget; Drawdown Schedule; Payments to GE Equipment Supplier.  Such Construction Loan shall be in accordance with the applicable Construction Budget and the applicable Drawdown Schedule.  The Administrative Agent shall have received evidence (which may be in the form of a Construction Account Withdrawal Certificate (as defined in the Collateral Account Agreement) pursuant to and in accordance with Section 4.1(c) of the Collateral Account Agreement) demonstrating that any payments of Project Costs to be made from such Construction Loan (and previously made from Construction Loans) shall be (and have been) applied (x) first, to the payments of any amounts due and payable to any GE Equipment Supplier and (y) second, to the payment of other Project Costs.”

5.                                      Amendments to Section 3.4(g) of the Credit Agreement.  Section 3.4(g) of the Credit Agreement is amended as follows:

(a) “1.25” is deleted from the sixth (6th) line and replaced with “1.15”.

(b) “twenty percent (20%)” is deleted from the seventh (7th) line and replaced with “thirty percent (30%)”.

6.                                      Amendment to Annex III to the Credit Agreement.  The Credit Agreement is amended by deleting in its entirety Annex III thereto and replacing it with the Annex III attached hereto.

7.                                      Effectiveness.  This Amendment shall become effective only upon (i) the receipt by the Administrative Agent of counterpart signature pages to this Amendment duly executed by the Borrowers and each of the Required Lenders and (ii) payment by or on behalf of the Borrowers of all reasonable fees and expenses of counsel to the Administrative Agent incurred in connection with this Amendment (the “Effective Date”).

8.                                      Representations and Warranties.  In order to induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Administrative Agent and each Lender that the following statements are true and correct in all material respects as of the Effective Date:

a.                                      Power and Authority.  Each Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

b.                                      Authorization of Agreements.  The execution and delivery of this Amendment by each Borrower has been duly authorized by all necessary action on the part of such Borrower.

c.                                       Binding Obligation.  This Amendment has been duly executed and delivered by each Borrower and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d.                                      Absence of Default.  No event has occurred and is continuing that would constitute an Event of Default or a Default.

e.                                       Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true and correct in all material respects (provided that those representations and warranties that are qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

9.                                      Change to Borrowers’ Notice Address.  In accordance with Section 11.3 of the Credit Agreement, each Borrower designates the applicable address set forth on the signature page hereto as the address, facsimile number or email address for Communications to such Borrower.

10.                               Direction.  By its signature below, each Lender hereby instructs the Administrative Agent to enter into and agree to the terms of this Amendment.

11.                               Terms and Conditions of the Credit Agreement.  On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Finance Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  Other than as expressly set forth in this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to this Amendment; provided that to the extent there is a conflict between the terms of this Amendment and the terms of the Credit Agreement, the terms of this Amendment shall control to the extent of such conflict.

12.                               Finance Document.  This Amendment shall constitute a Finance Document.

13.                               No Waiver or Release.  This Amendment shall not constitute a waiver, release, amendment or modification by the Lenders or any other party hereto of any covenant, right, remedy, Collateral, Default or Event of Default under the Credit Agreement or any of the other Finance Documents, except to the extent of the amendment expressly set forth herein, and all such provisions and requirements of the Credit Agreement and the other Finance Documents shall remain unmodified and in full force and effect.  The Lenders hereby reserve all rights, remedies, privileges and powers available to them under the Credit Agreement, the other Finance Documents, applicable Law or otherwise.  No failure on the part of the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.  Each and every right, remedy and power allowed to the Lenders by Law or under the Finance Documents or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lenders from time to time.

14.                               Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

15.                               Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.                               Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same instrument.

17.                               Entire Agreement.  This Amendment and any agreement, document, instrument, schedule or exhibit referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

Notice Address:	CLEAN ENERGY TRANCHE A LNG PLANT, LLC, as Borrower

Address: Clean Energy Tranche A LNG Plant, LLC c/o Clean Energy Fuels Corp. 4675 MacArthur Court, Suite 800 Newport Beach, CA 92660
Attention: Nate Jensen
Telephone No.: (949) 437-1000	By:	/s/ Andrew J. Littlefair
Telecopier No.: (949) 424-8285		Name:	Andrew J. Littlefair
Email: njensen@cleanenergyfuels.com		Title:	President & Chief Executive Officer

Notice Address:	CLEAN ENERGY TRANCHE B LNG PLANT, LLC, as Borrower

Address: Clean Energy Tranche B LNG Plant, LLC c/o Clean Energy Fuels Corp. 4675 MacArthur Court, Suite 800 Newport Beach, CA 92660
Attention: Nate Jensen
Telephone No.: (949) 437-1000	By:	/s/ Andrew J. Littlefair
Telecopier No.: (949) 424-8285		Name:	Andrew J. Littlefair
Email: njensen@cleanenergyfuels.com		Title:	President & Chief Executive Officer

Signature Page to Amendment to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Collateral Agent

By:	/s/ Tyson Yates
	Name:	Tyson Yates
	Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Tyson Yates
	Name:	Tyson Yates
	Title:	Managing Director

Signature Page to Amendment to Credit Agreement

Annex III

TERM LOAN AMORTIZATION

Quarterly Dates following the applicable Conversion Date	Percentage Amortization
1	0.46%
2	0.47%
3	0.47%
4	0.47%
5	0.47%
6	0.47%
7	0.47%
8	2.78%
9	2.78%
10	2.78%
11	2.78%
12	2.78%
13	2.78%
14	2.78%
15	2.78%
16	2.78%
17	2.78%
18	2.78%
19	2.78%
20	2.78%
21	2.78%
22	2.78%
23	2.78%
24	2.78%
25	2.78%
26	2.78%
27	2.78%
28	2.78%
29	2.78%
30	2.78%
31	2.78%
Maturity Date Payment	30.00%